Exhibit 10.64
GUARANTY
Project Commonly Known as
“1129 20th Street”
     THIS GUARANTY (“Guaranty”) made as of February 16, 2007, by REPUBLIC PROPERTY LIMITED PARTNERSHIP, a Delaware limited partnership (“Republic OP”), and REPUBLIC PROPERTY TRUST, a Maryland real estate investment trust (“Trust”; Republic OP and Trust are hereinafter referred to collectively as “Guarantors”), to and for the benefit of KEYBANK NATIONAL ASSOCIATION (“KeyBank”), a national banking association, as Agent (“Agent”), and KeyBank and the other lenders now or hereafter a party to the Loan Agreement (as hereinafter defined) (the “Lenders”) (Agent and the Lenders, and their successors and assigns, are hereinafter referred to collectively as the “Credit Parties”).
R E C I T A L S
     C. On or about the date hereof, Republic 20th Street LLC, a Delaware limited liability company (“Borrower”), Agent and the Lenders entered into that certain Construction Loan Agreement (the “Loan Agreement”) whereby the Lenders agreed to make a secured construction loan (the “Loan”) available to Borrower in the maximum aggregate amount at any time outstanding not to exceed the sum of Seventy-Four Million Dollars ($74,000,000), to finance the acquisition and development of 1129 20th Street, N.W., Washington, D.C. (the “Project”). Capitalized terms used and not otherwise defined herein shall have the meanings given to them in the Loan Agreement.
     D. In connection with the Loan, Borrower has executed and delivered the Notes in favor of Lenders, payment of which is secured by (i) the Deed of Trust, and (ii) the other Loan Documents.
     E. Guarantors will derive material financial benefit from the Loan evidenced and secured by the Note, the Deed of Trust and the other Loan Documents.
     F. The Credit Parties have relied on the statements and agreements contained herein in agreeing to make the Loan. The execution and delivery of this Guaranty by Guarantor is a condition precedent to the making of the Loan by Lenders.
AGREEMENTS
     NOW, THEREFORE, intending to be legally bound, Guarantors, in consideration of the matters described in the foregoing Recitals, which Recitals are incorporated herein and made a part hereof, and for other good and valuable consideration the receipt and sufficiency of which are acknowledged, hereby covenant and agree for the benefit of the Credit Parties and their respective successors, indorsees, transferees, participants and assigns as follows:
     (A) Guarantors, absolutely, unconditionally, and irrevocably guarantee:
          1. the full and prompt payment of the principal of and interest on the Notes when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, and the full and prompt payment of all sums which may now be or may hereafter become due and owing under the Note, the Loan Agreement and the other Loan Documents;
          2. the full, complete and punctual observance, performance and satisfaction of all of the obligations, duties, covenants and agreements of Borrower under the Loan Agreement and the other Loan Documents, including, without limitation, Borrower’s covenants and agreements with respect to the Construction and completion of the Project free of any claim for mechanics’, materialmen’s or any other liens, and in accordance with (i) all Laws, (ii) the Plans and Specifications and (iii) the time periods and other requirements set forth in the Loan Documents, including, without limitation, the following:
               1. To perform, complete and pay for (or cause to be performed, completed and paid for) the Construction and to pay all costs of said Construction (including any and all cost overruns) and all other costs associated with the Project (including, without limitation, the costs of any architects’ and engineers’ fees), if Borrower shall fail to perform, complete or pay for such work, including any sums expended in excess of the amount of indebtedness incurred by Borrower under the Loan Agreement or with respect to the Loan, whether or not the Construction is actually completed;
               2. If the Credit Parties exercise their right under Section 20.1(a) of the Loan Agreement to take possession of the Project and complete the Construction, to reimburse the Credit Parties for all costs and expenses incurred by the Credit Parties in excess of the applicable Budget Line Items therefor (if any) in so taking possession of the Project and completing the Construction pursuant to the Plans and Specifications;
               3. If any mechanics’ or materialmen’s liens should be filed, or should attach, with respect to the Project by reason of the Construction, to immediately cause the removal of such liens, or post security against the consequences of their possible foreclosure and procure an endorsement(s) to the title policy insuring the Credit Parties against the consequences of the foreclosure or enforcement of such lien(s);
               4. If any chattel mortgages, conditional vendor’s liens or any liens, encumbrances or security interests whatsoever should be filed, or should attach, with respect to the personal property, fixtures, attachments and equipment delivered upon the Project and owned by Borrower, attached to the Project or used in connection with the construction of the Improvements, to immediately cause the removal of such lien(s) or post security against the consequences of their possible foreclosure and procure an endorsement(s) to the title policy insuring the Credit Parties against the consequences of the foreclosure or enforcement of such lien(s); and
               5. Before the first to occur of (i) five (5) days after receipt of written notice from Agent and (ii) five (5) days before the lapse of the applicable policy of insurance, to pay the premiums for all policies of insurance required to be furnished by Borrower pursuant to the Loan Agreement during the Construction if such premiums are not paid by Borrower;
          3. Borrower’s obligation to keep the Loan In Balance (as more particularly defined and described in Article 11 of the Loan Agreement) and the full and prompt payment of all Deficiency Deposits;
          4. the full, complete and punctual observance, performance and satisfaction of all of the other obligations, duties, covenants and agreements of Borrower under the Loan Agreement and the Loan Documents; and
          5. the full and prompt payment of any Enforcement Costs (as hereinafter defined in Section 7 hereof).
     All amounts due, debts, liabilities, payment obligations and other obligations described in subsections (a) through (d) of this Section 1 are referred to herein as the “Obligations.”
     (B) In the event of any default by Borrower in the payment or performance of the Obligations and the expiration of any applicable cure or grace period, Guarantors agree, on demand by Agent or the Credit Parties (which demand may be made concurrently with notice to Borrower that Borrower is in default of its obligations but which demand shall not require performance until expiration of all applicable cure and grace periods), to pay and perform all the Obligations regardless of any defense, right of setoff or claims which Borrower or any Guarantor may have against any of the Credit Parties. Following an Event of Default, the Credit Parties shall have the right, at their option, either before, during or after commencing foreclosure or sale proceedings, as the case may be, and before, during or after pursuing any other right or remedy against Borrower or any Guarantor, to perform any and all of the Obligations by or through any agent, contractor or subcontractor of its selection, all as the Credit Parties in their sole discretion deem proper, and Guarantors shall indemnify and hold the Credit Parties free and harmless from and against any and all loss, damage, cost, expense, injury, or liability the Credit Parties may suffer or incur in connection with the exercise of their rights under this Guaranty or the performance of the Obligations. Furthermore, the Credit Parties shall not have any obligation to protect or insure any collateral for the Loan, nor shall the Credit Parties have any obligation to perfect their security interest in any collateral for the Loan.
     During the course of any construction undertaken after an Event of Default by the Credit Parties or any other party on behalf of the Credit Parties in accordance with the terms of this Guaranty, Guarantors shall pay on demand any amounts due to contractors, Subcontractors, and material suppliers and for permits and licenses necessary or desirable in connection therewith. Guarantors’ obligations in connection with such work shall not be affected by any errors or omissions of the General Contractor, Architect, Lender’s Consultant or any Subcontractor or agent or employee of any of the foregoing in the design, supervision, and performance of the work; it being understood that such risk is assumed by Guarantors. Neither the completion of the Construction nor failure of said party to complete the Construction shall relieve Guarantors of any liabilities hereunder; rather, such liability shall be continuing and may be enforced by the Credit Parties to the end that the Construction shall be timely completed, lien-free, without loss, cost, expense, injury or liability of any kind to the Credit Parties.
     All of the remedies set forth herein and/or provided for in any of the Loan Documents or at law or equity shall be available to the Credit Parties, and the choice by the Credit Parties of one such alternative over another shall not be subject to question or challenge by Guarantors or any other Person, nor shall any such choice be asserted as a defense, setoff, or failure to mitigate damages in any action, proceeding, or counteraction by the Credit Parties to recover or seeking any other remedy under this Guaranty, nor shall such choice preclude the Credit Parties from subsequently electing to exercise a different remedy. The parties have agreed to the alternative remedies hereinabove specified in part because they recognize that the choice of remedies in the event of a failure hereunder will necessarily be and should properly be a matter of good faith business judgment, which the passage of time and events may or may not prove to have been the best choice to maximize recovery by the Credit Parties at the lowest cost to Borrower and/or Guarantors. It is the intention of the parties that such good faith choice by the Credit Parties be given conclusive effect regardless of such subsequent developments.
     (C) Each Guarantor hereby agrees that its obligations hereunder shall not be affected or impaired by, and hereby waives and agrees not to assert or take advantage of any defense based on:
          1. (i) any change in the amount, interest rate or due date or other term of any of the obligations hereby guaranteed, (ii) any change in the time, place or manner of payment of all or any portion of the obligations hereby guaranteed, (iii) any amendment or waiver of, or consent to the departure from or other indulgence with respect to, the Loan Agreement, any other Loan Document, or any other document or instrument evidencing or relating to any obligations hereby guaranteed, or (iv) any waiver, renewal, extension, addition, or supplement to, or deletion from, or any other action or inaction under or in respect of, the Loan Agreement, any of the other Loan Documents, or any other documents, instruments or agreements relating to the obligations hereby guaranteed or any other instrument or agreement referred to therein or evidencing any obligations hereby guaranteed or any assignment or transfer of any of the foregoing;
          2. any subordination of the payment of the obligations hereby guaranteed to the payment of any other liability of Borrower or any other person;
          3. any act or failure to act by Borrower or any other Person which may adversely affect Guarantors’ subrogation rights, if any, against Borrower or any other Person to recover payments made under this Guaranty;
          4. any nonperfection or impairment of any security interest or other lien on any collateral, if any, securing in any way any of the obligations hereby guaranteed or any failure on the part of the Credit Parties to ascertain the extent or nature of any collateral or any insurance or other rights with respect thereto, or the liability of any party liable under the Loan Documents or the obligations evidenced or secured thereby;
          5. any application of sums paid by Borrower or any other Person with respect to the Obligations, regardless of what liabilities of Borrower remain unpaid;

          6. any defense of Borrower, including without limitation, the invalidity, illegality or unenforceability of any of the Obligations;
          7. either with or without notice to Guarantors, any renewal, extension, modification, amendment or another changes in the Obligations, including but not limited to any material alteration of the terms of payment or performance of the Obligations;
          8. any statute of limitations in any action hereunder or for the collection of the Note or for the payment or performance of any obligation hereby guaranteed;
          9. the incapacity, lack of authority, death or disability of Borrower or any other Person or entity, or the failure of the Credit Parties to file or enforce a claim against the estate (either in administration, bankruptcy or in any other proceeding) of Borrower or Guarantors or any other Person;
          10. the dissolution or termination of existence of Borrower, Guarantors or any other Person;
          11. the voluntary or involuntary liquidation, sale or other disposition of all or substantially all of the assets of Borrower or Guarantors or any other Person;
          12. the voluntary or involuntary receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, assignment, composition, or readjustment of, or any similar proceeding affecting, Borrower or Guarantors or any other Person, or any of Borrower’s or any Guarantor’s or any other Person’s properties or assets;
          13. any right or claim of right to cause a marshaling of the assets of Borrower or Guarantors;
          14. the damage, destruction, condemnation, foreclosure or surrender of all or any part of any collateral or the Project or any of the improvements located thereon;
          15. the failure of the Credit Parties to give notice of the existence, creation or incurring of any new or additional indebtedness or obligation of Borrower or of any action or nonaction on the part of any other person whomsoever in connection with any obligation hereby guaranteed;
          16. any failure or delay of the Credit Parties to commence an action against Borrower or any other Person, to assert or enforce any remedies against Borrower under the Notes or the other Loan Documents, or to realize upon any security;
          17. any failure of any duty on the part of the Credit Parties to disclose to Guarantors any facts they may now or hereafter know regarding Borrower (including, without limitation Borrower’s financial condition), any other person or entity, any collateral, or any other assets or liabilities of such person or entity, whether such facts materially increase the risk to Guarantors or not (it being agreed that Guarantors assume responsibility for being informed with respect to such information);
          18. failure to accept or give notice of acceptance of this Guaranty by the Credit Parties;
          19. failure to make or give notice of presentment and demand for payment of any of the indebtedness or performance of any of the obligations hereby guaranteed;
          20. failure to make or give protest and notice of dishonor or of default to Guarantors or to any other party with respect to the indebtedness or performance of obligations hereby guaranteed;
          21. any and all other notices whatsoever to which Guarantors might otherwise be entitled;
          22. any lack of diligence by the Credit Parties in collection, protection or realization upon any collateral securing the payment of the indebtedness or performance of obligations hereby guaranteed;

          23. the invalidity or unenforceability of the Note, or any of the other Loan Documents, or any assignment or transfer of the foregoing;
          24. the compromise, settlement, release or termination of any or all of the obligations of Borrower under the Note or the other Loan Documents;
          25. any transfer by Borrower or any other Person of all or any part of the security encumbered by the Loan Documents;
          26. any right to require the Credit Parties to proceed against Borrower or any other Person or to proceed against or exhaust any security held by the Credit Parties at any time or to pursue any other remedy in the Credit Parties’ power or under any other agreement before proceeding against Guarantors hereunder or under any other Loan Document;
          27. the failure of the Credit Parties to perfect any security or to extend or renew the perfection of any security;
          28. any sale or assignment of the Loan Documents, or any interest therein; or
          29. to the fullest extent permitted by law, any other legal, equitable or surety defenses whatsoever to which Guarantors might otherwise be entitled, it being the intention that the obligations of Guarantors hereunder are absolute, unconditional and irrevocable.
     Guarantors understand that the exercise by the Credit Parties of certain rights and remedies may affect or eliminate Guarantors’ right of subrogation against Borrower and that Guarantors may therefore incur partially or totally nonreimbursable liability hereunder. Nevertheless, Guarantors hereby authorize and empower the Credit Parties, their successors, endorsees and assigns, to exercise in its or their sole discretion, any rights and remedies, or any combination thereof, which may then be available, including, without limitation, any remedies against Borrower with respect to the Note, it being the purpose and intent of Guarantors that the obligations hereunder shall be absolute, continuing, independent and unconditional under any and all circumstances.
     (D) Guarantors hereby consent and agree that the Credit Parties may at any time, and from time to time, without thereby releasing Guarantors from any liability hereunder and without notice to or further consent from Guarantors or any other Person, either with or without consideration: release or surrender any lien or other security of any kind or nature whatsoever held by them or by any person, firm or corporation on their behalf or for their account, securing any indebtedness or liability hereby guaranteed; substitute for any collateral so held by them, other collateral of like kind, or of any kind; modify the terms of the Note or the Loan Documents; extend or renew the Note for any period; grant releases, compromises and indulgences with respect to the Note or the Loan Documents and to any persons or entities now or hereafter liable thereunder or hereunder; release any other guarantor, surety, endorser or accommodation party of the Note or any other Loan Document; or take or fail to take any action of any type whatsoever. No such action which the Credit Parties shall take or fail to take in connection with the Note or the Loan Documents, or any of them, or any security for the payment of the indebtedness of Borrower to the Credit Parties or for the performance of any obligations or undertakings of Borrower or Guarantors, nor any course of dealing with Borrower or any other Person, shall release Guarantors’ obligations hereunder, affect this Guaranty in any way or afford Guarantors any recourse against the Credit Parties. The provisions of this Guaranty shall extend and be applicable to all replacements, supplements, renewals, amendments, extensions, consolidations, restatements and modifications of the Note and the other Loan Documents, and any and all references herein to the Note and the other Loan Documents shall be deemed to include any such replacements, supplements, renewals, extensions, amendments, consolidations, restatements or modifications thereof. Without limiting the generality of the foregoing, Guarantors acknowledge the terms of Section 24.1(c) of the Loan Agreement and agree that this Guaranty shall extend and be applicable to each new or replacement note delivered by Borrower pursuant thereto without notice to or further consent from Guarantors. Guarantors acknowledge that no representations of any kind whatsoever have been made by the Credit Parties. No modification or waiver of any of the provisions of this Guaranty shall be binding upon the Credit Parties except as expressly set forth in a writing duly signed and delivered by Agent in accordance with the provisions of the Loan Agreement.

     (E) This is an absolute, present and continuing guaranty of payment, performance and completion and not of collection. Each Guarantor agrees that this Guaranty may be enforced by the Credit Parties without the necessity at any time of resorting to or exhausting any other security or collateral given in connection herewith or with the Note, Loan Agreement, Deed of Trust or any of the other Loan Documents through foreclosure or sale proceedings, as the case may be, under the Deed of Trust or otherwise, or resorting to any other guaranties, and Guarantors hereby waive any right to require the Credit Parties to join Borrower in any action brought hereunder or to commence any action against or obtain any judgment against Borrower or to pursue any other remedy or enforce any other right. Guarantors further agrees that nothing contained herein or otherwise shall prevent the Credit Parties from pursuing concurrently or successively all rights and remedies available to them at law and/or in equity or under the Note, Loan Agreement, Deed of Trust or any other Loan Documents, and the exercise of any of their rights or the completion of any of their remedies shall not constitute a discharge of Guarantors’ obligations hereunder, it being the purpose and intent of Guarantors that the obligations of Guarantors hereunder shall be absolute, independent and unconditional under any and all circumstances whatsoever. None of Guarantors’ obligations under this Guaranty or any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by any impairment, modification, change, release or limitation of the liability of Borrower under the Note, Loan Agreement, Deed of Trust or other Loan Documents or by reason of the bankruptcy of Borrower or by reason of any creditor or bankruptcy proceeding instituted by or against Borrower. This Guaranty shall continue to be effective or be reinstated (as the case may be) if at any time payment of all or any part of any sum payable pursuant to the Note, Loan Agreement, Deed of Trust or any other Loan Document is rescinded or otherwise required to be returned by the Credit Parties upon the insolvency, bankruptcy, dissolution, liquidation, or reorganization of Borrower, or upon or as a result of the appointment of a receiver, intervenor, custodian or conservator of or trustee or similar officer for, Borrower or any substantial part of its property, or otherwise, all as though such payment to the Credit Parties had not been made, regardless of whether the Credit Parties contested the order requiring the return of such payment. In the event of the foreclosure of the Deed of Trust and of a deficiency, Guarantors hereby promise and agree forthwith to pay the amount of such deficiency notwithstanding the fact that recovery of said deficiency against Borrower would not be allowed by applicable law; however, the foregoing shall not be deemed to require that the Credit Parties institute foreclosure proceedings or otherwise resort to or exhaust any other collateral or security prior to or concurrently with enforcing this Guaranty.
     (F) In the event any Credit Party or any holder of the Note shall assign a Note to any other Credit Party or other entity to secure a loan from such Credit Party or other entity to any Credit Party or such holder for an amount not in excess of the amount which will be due, from time to time, from Borrower to such Credit Party under such Note with interest not in excess of the rate of interest which is payable by Borrower to such Credit Party under such Note, Guarantors will accord full recognition thereto and agree that all rights and remedies of such Credit Party or such holder hereunder shall be enforceable against Guarantors by such Credit Party or other entity with the same force and effect and to the same extent as would have been enforceable by such Credit Party or such holder but for such assignment; provided, however, that unless such Credit Party shall otherwise consent in writing, such Credit Party shall have an unimpaired right, prior and superior to that of its assignee or transferee, to enforce this Guaranty for the Credit Parties’ benefit to the extent any portion of the Indebtedness or any interest therein is not assigned or transferred.
     (G) If: (a) following an Event of Default this Guaranty is placed in the hands of an attorney for collection or is collected through any legal proceeding; (b) an attorney is retained to represent the Credit Parties in any bankruptcy, reorganization, receivership, or other proceedings affecting creditors’ rights and involving a claim under this Guaranty; (c) following an Event of Default an attorney is retained to provide advice or other representation with respect to this Guaranty; or (d) an attorney is retained to represent any one or more of the Credit Parties in any proceedings whatsoever in connection with this Guaranty and the Credit Parties prevail in any such proceedings, then Guarantors shall pay to the Credit Parties upon demand all attorney’s fees, costs and expenses incurred in connection therewith (all of which are referred to herein as “Enforcement Costs”), in addition to all other amounts due hereunder, regardless of whether all or a portion of such Enforcement Costs are incurred in a single proceeding brought to enforce this Guaranty as well as the other Loan Documents.
     (H) The parties hereto intend and believe that each provision in this Guaranty comports with all applicable local, state and federal laws and judicial decisions. However, if any provision or provisions, or if any portion of any provision or provisions, in this Guaranty is found by a court of law to be in violation of any applicable local, state or federal ordinance, statute, law, administrative or judicial decision, or public policy, and if such court should declare such portion, provision or provisions of this Guaranty to be illegal, invalid, unlawful, void or unenforceable as written, then it is the intent of all parties hereto that such portion, provision or provisions shall be given force to the fullest possible extent that they are legal, valid and enforceable, that the remainder of this Guaranty shall be construed as if such illegal, invalid, unlawful, void or unenforceable portion, provision or provisions were not contained therein, and that the rights, obligations and interest of the Credit Parties or the holder of the Note under the remainder of this Guaranty shall continue in full force and effect.
     (I) TO THE GREATEST EXTENT PERMITTED BY LAW, EACH GUARANTOR HEREBY WAIVES ANY AND ALL RIGHTS TO REQUIRE MARSHALLING OF ASSETS BY THE CREDIT PARTIES. WITH RESPECT TO ANY SUIT, ACTION OR PROCEEDINGS RELATING TO THIS GUARANTY (EACH, A “PROCEEDING”), THE CREDIT PARTIES AND GUARANTORS IRREVOCABLY (A) SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE LOCAL AND FEDERAL COURTS HAVING JURISDICTION IN THE DISTRICT OF COLUMBIA, AND (B) WAIVE ANY OBJECTION WHICH IT MAY HAVE AT ANY TIME TO THE LAYING OF VENUE OF ANY PROCEEDING BROUGHT IN ANY SUCH COURT, WAIVE ANY CLAIM THAT ANY PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM AND FURTHER WAIVE THE RIGHT TO OBJECT, WITH RESPECT TO SUCH PROCEEDING, THAT SUCH COURT DOES NOT HAVE JURISDICTION OVER SUCH PARTY. NOTHING IN THIS GUARANTY SHALL PRECLUDE THE CREDIT PARTIES FROM BRINGING A PROCEEDING IN ANY OTHER JURISDICTION NOR WILL THE BRINGING OF A PROCEEDING IN ANY ONE OR MORE JURISDICTIONS PRECLUDE THE BRINGING OF A PROCEEDING IN ANY OTHER JURISDICTION. THE CREDIT PARTIES AND GUARANTORS FURTHER AGREE AND CONSENT THAT, IN ADDITION TO ANY METHODS OF SERVICE OF PROCESS PROVIDED FOR UNDER APPLICABLE LAW, ALL SERVICE OF PROCESS IN ANY PROCEEDING IN ANY LOCAL OR UNITED STATES COURT SITTING IN DISTRICT OF COLUMBIA AND MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO THE APPLICABLE PARTY AT THE ADDRESS INDICATED BELOW, AND SERVICE SO MADE SHALL BE COMPLETE UPON RECEIPT; EXCEPT THAT IF SUCH PARTY SHALL REFUSE TO ACCEPT DELIVERY, SERVICE SHALL BE DEEMED COMPLETE FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN SO MAILED.
     (J) So long as any of the Obligations remain unpaid or undischarged, Guarantors hereby subordinate any and all indebtedness of Borrower now or hereafter owed to Guarantors to all indebtedness of Borrower or any other Guarantor to the Credit Parties, and agree with the Credit Parties that (a) Guarantors shall not demand or accept any payment from Borrower or any other Guarantor on account of such indebtedness, (b) Guarantors shall not claim any offset or other reduction of Guarantors’ obligations hereunder because of any such indebtedness, and (c) Guarantors shall not take any action to obtain any interest in any of the security described in and encumbered by the Loan Documents because of any such indebtedness; provided, however, that, if the Credit Parties so request, such indebtedness shall be collected, enforced and received by Guarantors as trustee for the Credit Parties and be paid over to the Credit Parties on account of the indebtedness of Borrower to the Credit Parties, but without reducing or affecting in any manner the liability of Guarantors under the other provisions of this Guaranty except to the extent the principal amount or other portion of such outstanding indebtedness shall have been reduced by such payment. Guarantors will not, by paying any sum recoverable hereunder (whether or not demanded by the Credit Parties) or by any means or on any other ground, claim any set-off or counterclaim against Borrower in respect of any liability of Guarantors to Borrower or, in proceedings under federal bankruptcy law or insolvency proceedings of any nature, prove in competition with the Credit Parties in respect of any payment hereunder or be entitled to have the benefit of any counterclaim or proof of claim or dividend or payment by or on behalf of Borrower or the benefit of any other security for any of the Obligations hereby guaranteed which, now or hereafter, the Credit Parties may hold or in which they may have any share. Guarantors hereby expressly waive any right of contribution from or indemnity against Borrower, whether at law or in equity, arising from any payments made by Guarantors pursuant to the terms of this Guaranty, and Guarantors acknowledge that Guarantors have no right whatsoever to proceed against Borrower or for reimbursement of any such payments. In connection with the foregoing, Guarantors expressly waive any and all rights of subrogation to the Credit Parties against Borrower, and Guarantors hereby waive any rights to enforce any remedy which the Credit Parties may have against Borrower and any rights to participate in any collateral for Borrower’s obligations under the Loan Documents.

     (K) If following an Event of Default any amounts received by the Credit Parties from any source on account of the Loan may be utilized by the Credit Parties for the payment and performance of the Obligations and in such order as the Credit Parties may from time to time elect. Additionally, if the Obligations guaranteed hereby are less than the full indebtedness evidenced by the Note, all rents, proceeds and avails of the Project, including proceeds of realization of the Credit Parties’ collateral and all other payments and collections, shall be deemed applied on the indebtedness of Borrower to the Credit Parties that is not guaranteed by Guarantors until such unguaranteed Obligations of Borrower to the Credit Parties has been fully repaid before being applied upon the Obligations guaranteed by Guarantors.
     (L) GUARANTORS AND THE CREDIT PARTIES (BY THEIR ACCEPTANCE HEREOF) HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHT UNDER THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR RELATING THERETO OR ARISING FROM THE LENDING RELATIONSHIP WHICH IS THE SUBJECT OF THIS GUARANTY AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.
     (M) All notices, demands or requests provided for or permitted to be given pursuant to this Guaranty (hereinafter in this paragraph referred to as “Notice”) must be in writing and shall be deemed to have been properly given or served by personal delivery or by sending same by overnight courier or by depositing the same in the United States mail, postpaid and registered or certified, return receipt requested, at the addresses set forth below. Each Notice shall be effective upon being delivered personally or upon being sent by overnight courier or upon being deposited in the United States Mail as aforesaid. The time period in which a response to any such Notice must be given or any action taken with respect thereto, however, shall commence to run from the date of receipt if personally delivered or sent by overnight courier or, if so deposited in the United States Mail, the earlier of three (3) Business Days following such deposit and the date of receipt as disclosed on the return receipt. Rejection or other refusal to accept or the inability to deliver because of changed address of which no Notice was given shall be deemed to be receipt of the Notice sent. By giving at least fifteen (15) days prior Notice thereof, Guarantors or a Credit Party shall have the right from time to time and at any time during the term of this Guaranty to change their respective addresses and each shall have the right to specify as its address any other address within the United States of America. For the purposes of this Guaranty:
The address of the Credit Parties is:
KeyBank National Association, as Agent
127 Public Square
Cleveland, Ohio 44114-1306
Attn: Real Estate Capital Services
with a copy to:
KeyBank National Association
127 Public Square
Cleveland, Ohio 44114-1306
Attn: Michael P. Szuba
Telecopy: (216) 689-4997
and to:
McKenna Long & Aldridge LLP
303 Peachtree Street, Suite 5300
Atlanta, Georgia 30308
Attn: William F. Timmons, Esq.

The address of Guarantors is:
c/o Republic Property Trust
13861 Sunrise Valley Drive
Suite 410
Herndon, Virginia 20171
Attn: Gary R. Siegel
     (N) In order to induce the Lenders to make the Loan, Guarantors make the following representations and warranties to the Credit Parties set forth in this Section. Guarantors acknowledge that but for the truth and accuracy of the matters covered by the following representations and warranties, the Lenders would not have agreed to make the Loan.
          1. Each Guarantor is duly formed, validly existing and in good standing in its state of organization and has qualified to do business and is in good standing in any state in which it is necessary in the conduct of its business.
          2. Each Guarantor maintains an office at the address set forth for such party in Section 13.
          3. The Guarantors have furnished to Agent: (i) the consolidated balance sheet of the Trust and its “Subsidiaries” (as defined in the OP Credit Agreement) as of September 30, 2006 (the “Balance Sheet Date”) and the related consolidated statement of income and cash flow for the calendar year then ended certified by the chief financial or accounting officer of the Trust, and (ii) certain other financial information relating to Guarantors. Such balance sheet and statements have been prepared in accordance with generally accepted accounting principles and fairly present the consolidated financial condition of the Trust and its Subsidiaries as of such dates and the consolidated results of the operations of the Trust and its Subsidiaries for such periods. There are no liabilities, contingent or otherwise, of Republic OP or any of their respective Subsidiaries involving material amounts not disclosed in said financial statements and the related notes thereto.
          4. No Material Changes. Since the Balance Sheet Date, there has occurred no materially adverse change in the financial condition, prospects or business of Republic OP, the Trust and their respective Subsidiaries taken as a whole as shown on or reflected in the consolidated balance sheet of the Trust as of the Balance Sheet Date, or its consolidated statement of income or cash flows for the calendar year then ended, other than changes in the ordinary course of business that have not and could not reasonably be expected to have a Material Adverse Change.
          5. The execution, delivery, and performance by Guarantors of this Guaranty does not and will not contravene or conflict with (i) any Laws, order, rule, regulation, writ, injunction or decree now in effect of any Government Authority, or court having jurisdiction over Guarantors, (ii) any contractual restriction binding on or affecting Guarantors or Guarantors’ property or assets which may adversely affect Guarantors’ ability to fulfill its obligations under this Guaranty, (iii) the instruments creating any trust holding title to any assets included in Guarantors’ financial statements, or (iv) the organizational or other documents of Guarantors.
          6. This Guaranty creates legal, valid, and binding obligations of Guarantors enforceable in accordance with its terms, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.
          7. Except as disclosed in writing to the Credit Parties, there is no action, proceeding, or investigation pending or, to the knowledge of Guarantors, threatened or affecting any Guarantor, which may adversely affect such Guarantor’s ability to fulfill its obligations under this Guaranty. There are no judgments or orders for the payment of money rendered against any Guarantor for an amount in excess of $5,000,000 which have been undischarged for a period of ten (10) or more consecutive days and the enforcement of which is not stayed by reason of a pending appeal or otherwise. Neither Guarantor is in default under any agreements which may materially adversely affect such Guarantor’s ability to fulfill its obligations under this Guaranty.
          8. All statements set forth in the Recitals are true and correct.
          9. Trust conducts its business in a manner which enables it to qualify as a real estate investment trust under, and to be entitled to the benefits of, §856 of the Code, and has elected to be treated as and is entitled to the benefits of a real estate investment trust thereunder.
     All of the foregoing representations and warranties shall be deemed remade on the date of the first disbursement of Loan proceeds, on the date of each advance of Loan proceeds, and upon any extension of the Loan pursuant to the Loan Agreement. Guarantors hereby agree to indemnify and hold the Credit Parties free and harmless from and against all loss, cost, liability, damage, and expense, including attorney’s fees and costs, which the Credit Parties may sustain by reason of the inaccuracy or breach of any of the foregoing representations and warranties as of the date the foregoing representations and warranties are made and are remade.
     (O) Guarantors shall deliver or cause to be delivered to the Credit Parties all of the Guarantors financial statements to be delivered in accordance with the terms of the Loan Agreement.
     (P) This Guaranty shall be binding upon the successors and assigns of Guarantors and shall not be discharged in whole or in part by the death or the dissolution of any principal in Guarantors. Notwithstanding the foregoing, Guarantors may not assign or transfer any of their rights or obligations under this Guaranty without the prior written consent of the Credit Parties. If more than one party executes this Guaranty, the liability of all such parties shall be joint and several.
     (Q) THIS GUARANTY, THE NOTE, AND ALL OTHER INSTRUMENTS EVIDENCING AND SECURING THE LOAN SECURED HEREBY WERE DELIVERED BY GUARANTORS AND ACCEPTED BY AGENT IN THE DISTRICT OF COLUMBIA, WHICH JURISDICTION THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND THE UNDERLYING TRANSACTIONS EMBODIED HEREBY. IN ALL RESPECTS, INCLUDING, WITHOUT LIMITATION, MATTERS OF CONSTRUCTION OF THE IMPROVEMENTS AND PERFORMANCE OF THIS GUARANTY AND THE OBLIGATIONS ARISING HEREUNDER, THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE DISTRICT OF COLUMBIA APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN SUCH JURISDICTION AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.
     (R) Lenders shall be entitled to honor any request for Loan proceeds made by Borrower and shall have no obligation to see to the proper disposition of such advances. Guarantors agree that their respective obligations hereunder shall not be released or affected by reason of any improper disposition by Borrower of such Loan proceeds.
     (S) In the event of the business failure of a Guarantor or if there shall be pending any bankruptcy or insolvency case or proceeding with respect to a Guarantor under federal bankruptcy law or any other applicable law or in connection with the insolvency of a Guarantor, or if a liquidator, receiver, or trustee shall have been appointed for a Guarantor or a Guarantor’s properties or assets, the Credit Parties may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Credit Parties allowed in any proceedings relative to such Guarantor, or any of such Guarantor’s properties or assets, and, irrespective of whether the indebtedness or other obligations of Borrower guaranteed hereby shall then be due and payable, by declaration or otherwise, the Credit Parties shall be entitled and empowered to file and prove a claim for the whole amount of any sums or sums owing with respect to the indebtedness or other obligations of Borrower guaranteed hereby, and to collect and receive any moneys or other property payable or deliverable on any such claim. Guarantors covenant and agree that upon the commencement of a voluntary or involuntary bankruptcy proceeding by or against Borrower, Guarantors shall not seek a supplemental stay or otherwise pursuant to 11 U.S.C. §105 or any other provision of the United States Bankruptcy Code, as amended, or any other debtor relief law (whether statutory, common law, case law, or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, which may be or become applicable, to stay, interdict, condition, reduce or inhibit the ability of the Credit Parties to enforce any rights of the Credit Parties against Guarantors by virtue of this Guaranty or otherwise.
     (T) Guarantors agree that in addition to disclosures made in accordance with standard banking practices, any Credit Party may disclose information obtained by such Credit Party pursuant to this Guaranty to assignees or participants and potential assignees or participants hereunder subject to the terms of the Loan Agreement.
     (U) This Guaranty may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.
     (V) The Guarantors covenant and agree that so long as any Loan or Note is outstanding or any Lender has any obligation to make any Loans:
            1.      a) Guarantors will not permit Consolidated Total Indebtedness to exceed seventy percent (70%) of Republic OP’s Gross Asset Value;
                     b) Guarantors will not permit the ratio of Adjusted Consolidated EBITDA to Consolidated Fixed Charges, each for the sum of the two (2) most recently ended calendar quarters, to be less than 1.45 to 1;
                     c) Guarantors will not at any time permit Republic OP’s Consolidated Tangible Net Worth to be less than the sum of $190,000,000, plus seventy-five percent (75%) of the sum of (a) Net Offering Proceeds plus (b) the value of units in Republic OP or shares in the Trust issued upon the contribution of assets to Republic OP or its Subsidiaries; and
                     d) the Guarantors will not, and will not permit their respective Subsidiaries to, create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any secured or unsecured recourse Indebtedness (excluding the “Obligations” (as defined in the OP Credit Agreement)) that in the aggregate exceeds thirty percent (30%) of Gross Asset Value of Republic OP.
          2. For the purposes of this Section 22, the following terms shall have the meanings set forth in the OP Credit Agreement: Adjusted Consolidated EBITDA; Consolidated Fixed Charges; Consolidated Changeable Net Worth; Consolidated Total Indebtedness; Net Offering Proceeds; and Subsidiaries. In addition, any definitions used in the OP Credit Agreement, the calculations of such amount shall have the definitions set forth in the OP Credit Agreement, to the effect that such calculations for this Guaranty shall be calculated in the same manner as set forth in the OP Credit Agreement. In the event that the OP Credit Agreement shall terminate or otherwise be of no force or effect, then such terms shall have the meanings and such calculations shall be made in the same manner as set forth in the OP Credit Agreement as immediately in effect prior to such termination or other event. Upon the request of Agent, the Guarantors shall enter into such amendments to this Guaranty as Agent may reasonably request to incorporate some or all of such definitions of the OP Credit Agreement into this Guaranty.
          3. Guarantors shall furnish to Agent each of the financial statements, reports, compliance certificates and other items and information required under Article 7 of the OP Credit Agreement to be delivered to the “Agent” or the “Banks” thereunder, in the form and on the dates required by the OP Credit Agreement to be delivered to the “Agent” or the “Banks” for so long as this Agreement is in effect; provided that the delivery of such items to the Banks as “Banks” and the “Agent” under the OP Credit Agreement shall satisfy the foregoing requirement.
          4. Trust shall at all times comply with all requirements and applicable laws and regulations necessary to maintain REIT Status and shall continue to receive REIT Status. The common stock of Trust shall at all times be listed for trading and be traded on the New York Stock Exchange or another national exchange.

          5. Neither Republic OP nor the Trust will, nor will Republic OP or the Trust permit any of their respective Subsidiaries to, become a party to any dissolution, liquidation, disposition of all or substantially all of its assets or business, merger, reorganization, consolidation or other business combination or agree to effect any asset acquisition, stock acquisition or other acquisition individually or in a series of transactions which may have a similar effect as any of the foregoing, in each case without the prior written consent of the Required Lenders except for (i) the merger or consolidation of one or more of the Subsidiaries of Republic OP (other than Borrower) with and into Republic OP (it being understood and agreed that in any such event Republic OP will be the surviving Person) and (ii) the merger or consolidation of two or more Subsidiaries of Republic OP; provided that no such merger or consolidation shall involve Borrower. A Subsidiary of Republic OP (other than the Borrower) may sell all of its assets (and may effectuate such sale by merger or consolidation with another Person, with such other Person being the surviving entity) subject to compliance with the terms of this Guaranty, and after any such permitted sale, may dissolve.
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     IN WITNESS WHEREOF, Guarantors have delivered this Guaranty as of the date first written above.

GUARANTORS:

REPUBLIC PROPERTY LIMITED PARTNERSHIP, a Delaware
limited partnership

By:	Republic Property Trust, a Maryland real estate
investment trust, its sole general partner

By:	/s/ Gary R. Siegel
Name:	Gary R. Siegel
Title:	Chief Operating Officer (SEAL)

REPUBLIC PROPERTY TRUST, a Maryland real estate investment trust
By:	/s/ Gary R. Siegel
Name:	Gary R. Siegel
Title:	Chief Operating Officer (SEAL)